Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-1 of Accel Entertainment, Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 28, 2019, relating to the consolidated financial statements of Grand River Jackpot, LLC and Subsidiary as of and for fiscal year ending December 31, 2018, which is contained in the prospectus.

We also consent to the reference of our firm under the heading “Experts” in the prospectus.

/s/ RSM US LLP

Davenport, Iowa

September 23, 2020